CANADA LIFE FINANCIAL CORPORATION
MATERIAL CHANGE REPORT
Section 118(1) of the Securities Act (Alberta)
Section 85(1) of the Securities Act (British Columbia)
Section 76(2) of the Securities Act (Newfoundland)
Section 81(2) of the Securities Act (Nova Scotia)
Section 75(2) of the Securities Act (Ontario)
Section 84(1) of the Securities Act (Saskatchewan)

  Reporting Issuer
  Canada Life Financial Corporation
  330 University Avenue
  Toronto, Ontario
  M5G 1R8
  Tel: (416) 597-1440
  Date of Material Change
  December 27, 2002
  Media Release
  The material change was announced in a media release transmitted on December 27, 2002 through Canada Newswire. A copy of the media release accompanies this material change report.
  Summary of Material Change
  Canada Life Confirms Receipt of Unsolicited Offer
  Full Description of Material Change
  See attached media release.
  Reliance on Confidentiality Provisions of Securities Legislation
  Not applicable.
  Omitted Information
  Not applicable.
  Senior Officer
  Patrick Crowley, Executive Vice-President & Chief Financial Officer of Canada Life Financial Corporation, is knowledgeable about the material change described in this report and can be reached at 416-597-1440, ext. 5520.
  Statement of Senior Officer
  The foregoing accurately describes the material change described herein.

DATED at Toronto, Ontario, this 27th day of December 2002.

CANADA LIFE FINANCIAL CORPORATION
"Patrick Crowley"
(Signed) Patrick Crowley
Executive Vice-President &
Chief Financial Officer